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                                  EXHIBIT 99.1

                     INTERNATIONAL BROADCASTING CORPORATION
              2005 EMPLOYEE SALARY COMPENSATION PLAN AND AGREEMENT

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                     INTERNATIONAL BROADCASTING CORPORATION


              2005 EMPLOYEE SALARY COMPENSATION PLAN AND AGREEMENT


     THIS 2005 EMPLOYEE SALARY COMPENSATION PLAN AND AGREEMENT ("Plan") made this 8th day of September 2005 by and between INTERNATIONAL BROADCASTING CORPORATION, a Nevada corporation (hereinafter referred to as the "Company"), and the Employees of the Company (hereinafter referred to as the "Employee" or "Employees") entitled to participate in the Plan.

                              W I T N E S S E T H:

     WHEREAS, the Company has employed the Employee to perform certain services, and the Company and the Employee have previously entered into compensation agreements and arrangements whereby Company agreed to compensate Employee in U.S. currency ("Cash Salary");

     WHEREAS, the Company from time to time wishes to reward and compensate Employees for loyal and dedicated services to the Company;

     WHEREAS, the Company has at various times in the past may not have been able to compensate Employee in Cash Salary and currently may owe Employee for amounts of past due salary ("Past Due Amount");

     WHEREAS, the Company and Employee desire to compensate Employee, in whole or in part, for the Past Due Amount through the transfer of Company stock to Employee; and

     WHEREAS, the Company and Employee may in the future desire to transfer Company stock to Employee in lieu of Cash Salary or as special compensation for such loyal and dedicated services.

     NOW, THEREFORE, the Company hereby establishes the following Plan:

     1. The number of shares of common stock covered by the Plan is 33 million shares. The Company shall first determine the Past Due Amount owed to Employee and for what periods of time the Past Due Amount shall cover or other value contributed by Employee.

     2. The Company shall then determine the number of shares to be transferred to Employee by first taking the average price of the Company stock over the last 30 days and then by dividing that amount into the Past Due Amount as follows:

          a.   Average  Price -  (Highest  High  minus  Lowest  Low over last 30 days)/30

          b.   Number  of Shares  Owing to  Employee  - Past Due  Amount/Average
               Price


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     3. The Company shall then register an appropriate number of shares with the
Securities and Exchange Commission to transfer to Employee.

     4. Once the shares have been properly registered, the Company shall transfer the number of shares determined in step 2 above to the Employee.

     5. The Plan is voluntary, and the Employee may not be compelled to participate.

     NOW, THEREFORE, the Board of Directors of the Company, by their signatures below, hereby adopt the Plan.



Date: September 8, 2005
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                                             Director



Date: September 8, 2005
     --------------------------------        -----------------------------------
                                             Director



Date: September 8, 2005
     --------------------------------        -----------------------------------
                                             Director

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                        EMPLOYEE AGREEMENT TO PARTICIPATE


     NOW, THEREFORE, the Company and the Employee, by their signatures below, hereby agree as follows:

     1. Company owes Employee, whose signature is provided below, $180,000 Past Due Amount for the year(s) 2004.

     2. Employee may agree to take a partial salary, the remaining amount to be deferred to a later date.

     3. Employee shall retain his/her/its own accountant and/or attorney to advise Employee as to the tax consequences of the Plan and transfer of stock to employee in lieu of salary, including, but not limited to, Section 83 of the United States Code, and shall not rely on the Company or its attorneys for tax advice.


     4. Nothing herein contained shall be deemed to constitute an agreement for employment for a period of time, or serve as a waiver of any provision(s) of any such agreement between Company and Employee.

     5.  Employee shall be bound by the Plan by Employee's signature below.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement the day and year below.

                                          INTERNATIONAL BROADCASTING CORPORATION



Date: September 8, 2005                   By:
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                                             Daryn P. Fleming, President




Date: September 8, 2005                   By:
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                                             Employee